EX-23.1 CONSENT OF KPMG LLP

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in the registration statement dated December 20, 2002 on Form S-8 of Bowne & Co., Inc. of our reports dated February 14, 2002, with respect to the consolidated balance sheets of Bowne & Co., Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule, which reports appears in the December 31, 2001 Annual Report on Form 10-K of Bowne & Co., Inc. and our report dated December 11, 2002, with respect to the combined balance sheet of Berlitz GlobalNet, Inc. and affiliated entity as of September 27, 2002 and the related combined statements of operations and cash flows for the period January 1, 2002 through September 27, 2002, which report appears in the December 11, 2002 Current Report on Form 8-K/A of Bowne & Co., Inc.

/s/ KPMG LLP KPMG LLP

New York, New York
December 20, 2002